Press Release	Source: Skinny Nutritional Corp.

Former Philadelphia Coca-Cola President and COO Named Skinny Nutritional Corp. President and CEO
Tuesday December 2, 12:57 pm ET

BALA CYNWYD, Pa.--(BUSINESS WIRE)--Skinny Nutritional Corp. (OTC BB: SKNY.OB), the exclusive worldwide marketer and distributor of Skinny Water®, today announced that Ronald D. Wilson, former Philadelphia Coca-Cola Bottling Company President and Chief Operating Officer, has been named President and Chief Executive Officer of Skinny Nutritional Corp. Wilson brings with him over 38 years in the beverage industry.

“I’m excited about this opportunity to take Skinny Water to the next level,” says Wilson. “In less than six months Skinny Water has been embraced by millions of customers who are searching for great tasting flavored water that provides functional benefits, and most importantly zero calories and zero sugar. As we go forward, we’ll expand our flavor offerings, and look to use the Skinny trademark in other beverage categories, such as ready-to-drink teas and coffees.”

Wilson entered the soft drink industry in 1969 as route salesman for Pepsi-Cola, and worked his way up to branch manager. He joined the Coca-Cola family in 1977 as a financial analyst with Coca-Cola Bottling Company of New York. Over the years, Mr. Wilson held various positions within Coca-Cola Bottling Company, rising from division manager to Vice President/General Manager of the New Jersey division.

In 1985, he became the President and Chief Operating Officer of The Philadelphia Coca-Cola Bottling Company. Mr. Wilson led the company to become the fourth largest Coca-Cola bottler in the country. While at the helm, Mr. Wilson was also President of The Coca-Cola Bottlers’ Association and a Vice President of The Dr. Pepper Bottlers’ Association.

He is currently the Vice Chair for the Board of Overseers at his alma mater, Rutgers University, and is an advisor to Rutgers School of Business in Camden, N.J. In October 2008, Mr. Wilson was inducted into the Beverage World Soft Drink Hall of Fame.

“The appointment of Ron Wilson as the President and CEO represents the transition of the company from the start-up phase to a growth and operational phase,” says Don McDonald, former President and CEO of Skinny Nutritional Corp. “Ron’s experience and leadership will be invaluable, and we know he’ll take the company to new levels of profitability.”

McDonald will now serve as Chief Financial Officer of Skinny Nutritional Corp., and will focus on investor relations to introduce the company to a variety of institutional bankers.

“Ron Wilson’s tenacity for detail and years of beverage experience brings the financial disciplines and leadership to build the Skinny brand into a beverage powerhouse,” says Pat Croce, member of the Board of Advisors. “As an emerging company, it’s a real triumph to get a veteran executive of this magnitude to join our company.”

For more information about Skinny Nutritional Corp. or Skinny Water, please contact Jackie Zima at 610-228-2138, 215-534-2973 (mobile), or write to Jackie@GregoryFCA.com. For investor inquiries, contact Don McDonald at 610-784-2000 or write to Don@SkinnyCo.com.

ABOUT SKINNY NUTRITIONAL CORP.

Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp. is the exclusive worldwide distributor of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative multi-functional water that helps aid in weight loss. Skinny Water comes in five great tasting flavors that include Acai Grape Blueberry, Goji Fruit Punch, Peach Mango Mandarin, Raspberry Pomegranate, and Passionfruit Lemonade. Skinny Water® is the first functional water in the market that contains three key ingredients—Super CitriMax®; ChromeMate®; and EGCG, a green tea extract—which have been clinically shown to help aid in weight loss. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Tea®, Skinny Shakes®, Skinny Java™, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Skinny Nutritional Corp.
Ron Wilson
President and CEO
610-784-2000
Ron@SkinnyCo.com
or
Press Contact:
Gregory FCA
Jackie Zima
Account Supervisor
Main: 610-228-2138
Jackie@GregoryFCA.com

Source: Skinny Nutritional Corp.